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                                                                    EXHIBIT 10.9

                                 AMENDMENT NO. 3
                                       TO
                            BURLINGTON RESOURCES INC.
                       1991 DIRECTOR CHARITABLE AWARD PLAN


                  The Burlington Resources Inc. 1991 Director Charitable Award Plan (the "Plan") is hereby amended, effective as of December 17, 2003, as follows:

                  1. The first sentence of Section 1.2 of the Plan is amended to read in its entirety as follows:

                           "The purpose of the Plan is to promote the mutual interest of the directors and the Company to support Institutions of Higher Learning and other worthy charitable organizations, and to enhance the positive image of the Company."

                  2. Subparagraph (e) of Article 2 of the Plan is amended to read in its entirety as follows:

                           "(e) 'Committee' means the Compensation Committee of the Board of Directors."

                           3. Subparagraph (n) of Article 2 of the Plan is
amended to read in its entirety as follows:

                           "(n) 'Qualified Donee' means: (i) any Institution of Higher Learning which (A) qualifies for tax deductible contributions under Code
                                    Section 170(c)(2) or any successor statute, and (B) has not been denied status as a Qualified Donee by the Board of Directors pursuant to Section 5.2 herein; or (ii) any organization other than an Institution of Higher Learning (including without limitation a private foundation described in Code Section 509) which (A) qualifies for tax deductible contributions under Code
                                    Section 170(c)(2) or any successor


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                                    statute, and (B) has been approved as a
                                    Qualified Donee by the Board of Directors pursuant to Section 5.2 herein."

                  4. Section 3.1 of the Plan is amended to read in its entirety as follows:

                           "3.1. Committee. The Plan shall be administered by the Board of Directors and the Committee. The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration. No member of the Committee shall vote on any matter that pertains solely to himself or herself."

                  5. Section 5.2 of the Plan is amended to read in its entirety as follows:

                           "5.2. Designation of Donees. Each Participant shall nominate eligible organizations (as described in subparagraph (n) of Article 2) to receive Charitable Awards by providing formal notice of such nominations to the Committee. Following the receipt of the nominations of organizations, the Committee will review each nomination. If the nominated organization is an Institution of Higher Learning, the Committee may, if it so determines, recommend to the Board of Directors that the nomination be denied. If the nominated organization is not an Institution of Higher Learning, the Committee will make a recommendation to the Board of Directors as to whether or not the nomination should be approved by the Board of Directors. The Board of Directors, by majority vote, shall have the authority to approve or deny status as a Qualified Donee to any organization nominated by a Participant. In the event that one or more Institutions of Higher Learning are nominated by a Participant for status as a Qualified Donee but that nomination is denied by the Board of Directors, the Participant may nominate additional eligible organizations to receive a Charitable Award, subject to approval or denial as described in this Section
                           5.2. In the event one or more organizations other than Institutions of Higher Learning are nominated by a Participant for status as a Qualified Donee but are not approved for such status by the Board of Directors, the Participant may nominate additional eligible organizations to receive a Charitable Award, subject to approval or denial as described in this
                           Section 5.2.

                           "All nominations of organizations to receive
                           Charitable Awards shall be made on a Charitable Award Nomination Form, which shall specify the following:
                           (i) the name of the nominated organization; (ii) the amount desired by the Participant to be donated to the organization; (iii) the name under which the


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                           donation is to be made; and (iv) any other terms and
                           provisions deemed necessary by the Board of Directors or the Committee. Each completed Charitable Award Nomination Form shall be submitted to the Corporate Secretary of the Company."

                  6. The first and second sentences of Section 5.3 of the Plan are amended to read in their entirety as follows:

                           "Participants may, at any time, nominate an alternative eligible organization (as described in subparagraph (n) of Article 2) to receive a Charitable Award (subject to approval or denial as described in Section 5.2 herein). In addition, Participants may, at any time, request a change in the amount of money to be donated to each such Qualified Donee, or a change in the name under which the donation is to be made, subject to approval or denial as described in Section 5.2 herein."



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